EXHIBIT 21

SUBSIDIARIES AS OF DECEMBER 31, 2004

STATE
COMPANY	OF
NAME	FORMATION
RAIT General, Inc.	Maryland

RAIT Limited, Inc.	Maryland

RAIT Partnership, L.P.	Delaware

6006 Executive Boulevard, LLC	Maryland

OSEB Associates, L.P.	Pennsylvania

OSEB GP, Inc.	Delaware

RAIT-401 Michigan, LLC	Delaware

RAIT Abbotts GP, Inc.	Delaware

RAIT Abbotts Limited Partnership	Delaware

RAIT Antigua Bay Manager, Inc.	Delaware

RAIT Bayside Manager, Inc.	Delaware

RAIT Buckner, LLC	Delaware

RAIT C Street Manager, Inc.	Delaware

RAIT C Street Manager II, Inc.	Delaware

RAIT Capital Corp. d/b/a Pinnacle Capital Group	Delaware

RAIT Carriage Hill, LLC	Delaware

RAIT Carter Oak, LLC	Delaware

RAIT Eastfield, LLC	Delaware

RAIT Emerald Pointe, Inc.	Delaware

RAIT Executive Boulevard, LLC	Delaware

RAIT Executive Mews Manager I, Inc.	Delaware

RAIT Executive Mews Manager II, Inc.	Delaware

RAIT Executive Mews Manager III, Inc.	Delaware

RAIT Fieldstone, LLC	Delaware

RAIT Firehouse, LLC	Delaware

RAIT Highland Club, Inc.	Delaware

RAIT Highland Club, LLC	Delaware

RAIT Lincoln Court, LLC	Delaware

RAIT Milwaukee, LLC	Delaware

RAIT Montego Bay Manager, Inc.	Delaware

RAIT Rogers Plaza, LLC	Delaware

RAIT Rohrerstown, L.P.	Pennsylvania

RAIT Sabel Key Manager, Inc.	Delaware

RAIT St. Ives Manager, Inc.	Delaware

RAIT Wauwatoso, LLC	Delaware

REM-Cherry Hill, LLC	New Jersey

REM-Willow Grove, Inc.	Pennsylvania

REM-Willow Grove, L.P.	Pennsylvania